Exhibit 99.1
MEDIA CONTACT:
Sarah Jones
Coinstar, Inc.
425.943.8121
sjones@coinstar.com
FOR IMMEDIATE RELEASE
COINSTAR ANNOUNCES APPOINTMENT OF CHIEF OPERATING OFFICER
     BELLEVUE, Wash.— April 4, 2008 — Coinstar, Inc. (NASDAQ: CSTR) today announced the appointment of Paul D. Davis to the position of chief operating officer at the company.
Davis, who will start his employment at Coinstar on April 7, is a seasoned executive with nearly 30 years experience in consumer packaged goods and retail operations.
A proven global business leader, Davis began his career at Procter and Gamble where he held various sales management positions. Subsequently, Davis joined PepsiCo, the Frito-Lay Division, for a 14-year tenure holding numerous sales and executive management positions with his last position being president of Hostess Frito-Lay Company in Canada. Other experience includes senior leadership positions at Kettle Foods, Inc, Barilla America, Inc and Starbucks Coffee Company. At Kettle Foods and Barilla America, Davis functioned in chief executive roles. At Starbucks Coffee Company he served as president of North America, responsible for operations, store development, marketing, finance, and human resources for all channels of business.
“We are very pleased to strengthen our management team with the appointment of Paul Davis,” said Dave Cole, chief executive officer of Coinstar, Inc. “Paul’s deep roots in operations and management, combined with a results orientation and strong analytical skills, make him an exceptional fit for Coinstar. We are delighted to have him on board.”
“I’m impressed with Coinstar’s 4th Wall program and the potential it has to bring continued value to retail customers and consumers,” said Paul Davis. “I believe Coinstar has an excellent outlook and I look forward to being an integral part of the leadership team.”
Davis will be responsible for all lines of business operations, sales, manufacturing and supply chain and customer service. He will report directly to Chief Executive Officer Dave Cole.
About Coinstar Inc.
Coinstar, Inc. (NASDAQ:CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, electronic payment solutions, entertainment services, money transfer and self-service DVD rental. The company’s products and services can be found at more than 56,000 retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants. For more information, visit www.coinstar.com.

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Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, changes in the number and mix of anticipated installations, relocations, and removals, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, the ability to attract new retailers, penetrate new markets and distribution channels, cross-sell our products and services and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in Item 1A of Part I of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.